UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2021

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

610 Newport Center Drive

Newport Beach, CA 92660

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 524-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CMG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2021, Chipotle Mexican Grill, Inc. (“Chipotle”) elected Matthew A. Carey and Mauricio Gutierrez to its Board of Directors, effective immediately. Mr. Carey has been appointed to the Audit & Risk Committee of the Board and Mr. Gutierrez has been appointed to the Compensation Committee of the Board.

Messrs. Carey and Gutierrez will receive compensation in the amounts and forms paid to other non-employee members of Chipotle’s Board, as described in Chipotle’s proxy statement for its 2020 annual meeting of shareholders. There are no arrangements or understandings between either Mr. Carey or Mr. Gutierrez and any other persons pursuant to which either Mr. Carey or Mr. Gutierrez was selected as director.

To facilitate these elections, Chipotle’s Board of Directors expanded the size of the Board to eleven directors, effective March 30, 2021, and elected Messrs. Carey and Gutierrez to fill the resulting two vacancies.

A copy of the press release issued by Chipotle on March 30, 2021 announcing these elections is filed as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit Title or Description

99	Press release dated March 30, 2021

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

March 30, 2021	By:	/s/ Roger Theodoredis
		Name:	Roger Theodoredis
		Title:	Chief Legal Officer, General Counsel